Exhibit 4.3

                                OPTION AGREEMENT
                                ----------------

     This OPTION AGREEMENT is entered into as of the 3rd day of January, 2001, to be effective as of January 1, 2001, by and between RAVEN MOON INTERNATIONAL, INC., a Florida corporation, having its principal place of business at 120 International Parkway, Suite 220, Heathrow, Florida 32746 ("Company") and GINA MOUERY., an individual, whose address is 635 Samantha Lane, Lake Mary, Florida 32746 ("Gina D").

                                   Background
                                   ----------

     Gina D has granted the Company an exclusive, worldwide license ("License") to use her name, image, performance and likeness in connection with the development, production and distribution of a children's television program to be produced by the Company, and for all merchandise relating to the program.

     As a material condition to the grant of the License, the Company has agreed to grant Gina D and option to purchase common stock of the Company, on the terms and conditions set forth herein.

                               Terms of Agreement
                               ------------------

     In consideration of the mutual promises and covenants contained herein, and grant of the License to the Company, the parties hereby agree as follows:

     1. Option. The Company hereby grants to Gina D the irrevocable option and right (the "Option") to purchase up to ten million (10,000,000) shares ("Shares") of the Company's common stock. The purchase price per Share to Gina D upon exercise of this Option shall be $0.02 per share.

     2. Term of Option and Vesting of Option. This Option shall be effective for a period of ten (10) years from the date hereof. Gina D may exercise this Option as follows:

          a. 7,000,000 of the Shares have vested and been exercised as of the date of this Option;

          b. 2,000,000 of the Shares shall vest and be exercisable on and after January 1, 2002;

          c. 250,000 of the Shares shall vest and be exercisable on and after January 1, 2003;

          d.   250,000 of the Shares shall vest and be exercisable on and after
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               January 1, 2004;
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          e.   250,000 of the Shares shall vest and be exercisable on and after
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               January 1, 2005; and
               --------------------

          f.   250,000 of the Shares shall vest and be exercisable on and after
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               January 1, 2006.
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     3. Exercise of Option. Gina D may exercise the Option as to all or any portion of the vested Shares by properly completing, executing, and forwarding to the Company any subscription or purchase agreement and other documents reasonably required by the Company along with payment for the Shares. Payment may be in the form of cash, corporate check, or reduction of any payments due Gina D by the Company under the License. The Company shall cause the Shares to be issued in the name of Gina D or Gina D's designee or assignee. The Company shall be responsible for payment of all issue, documentary stamp, or other similar taxes required to be paid in connection with the issuance of the shares.

     4. Limitation of Liability. Nothing contained in this agreement shall constitute any obligation or requirement of Gina D to exercise the Option granted herein or to enter into a subscription any other agreement with the Company with respect to the purchase of equity securities in the Company.

     5. Restriction on Exercise. This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws as they are in effect on the date of exercise.

     6. Assignment. This Option and the rights granted herein may not be assigned by Gina D without the prior, written consent of the Company.

     7. Registration Rights. The Company shall use its best efforts to cause the Shares to become registered so as to permit a public offering and sale of the Shares by Gina D. Such registration shall be effected by Form S-8, if use of such form is in compliance with the provisions of the Securities Act, so as to permit a public offering and sale of the Shares by Gina D, or pursuant to an alternative, permissible form of registration statement, whichever form of registration can be first effected.

     If, at any time commencing on the date of this Option, the Company proposes to register any of its securities under the Securities Act (other than in connection with a merger, acquisition or exchange offer, pursuant to Form S-8 or any successor form thereto or otherwise on a form which does not permit registration of the Shares) in a public offering, it will give written notice to Gina D if its intention to do so. Upon the written request of Gina D given within ten (10) days after receipt of any such notice of her desire to include any such Shares in such proposed registration statement, the Company shall afford Gina D the opportunity to have any such Shares registered under such registration statement. The Company agrees to use its best efforts to cause the above filing to become effective and remain effective for no less than twelve
(12) months. The "piggyback" registration rights described in this paragraph

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shall terminate at such time as the Shares are saleable in one or more transactions pursuant to Rule 144K of the Securities Act. Notwithstanding anything to the contrary contained in the provisions of this paragraph, the Company shall have the right at any time after it shall have given written notice pursuant to this paragraph (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but not prior to the effective date thereof.

     8. Miscellaneous Provisions.

        8.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of the Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        8.2 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Signatures by facsimile transmission shall be acceptable as original signatures.

        8.3 Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and permitted assigns.

        8.4 Invalid Provision. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under any applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

        8.5 Attorney's Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach, default, or misrepresentation in connection with any provisions of this Agreement, then the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

        8.6 Applicable Law, Binding Effect and Venue. This Agreement shall be construed and regulated under and by the laws of the State of Florida, without regard to Florida's choice of law provisions. Venue for any action brought to enforce or interpret this Agreement shall be brought in a court of competent jurisdiction in Seminole County, Florida.

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  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.




                                                 "GINA D"




                                            -----------------------------------
                                            Gina Mouery



                                                 "COMPANY"

                                            RAVEN MOON INTERNATIONAL, INC.:



                                            By:  /s/
                                               --------------------------------
                                                      Joseph DiFrancesco
                                                      President